UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOSIG TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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June 28, 2018

Dear holders of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) of BioSig Technologies, Inc. (the “Company”) entitled to vote at the 2018 Special Meeting of Stockholders:

As further described in the Notice of Annual Meeting of Stockholders and the proxy statement enclosed with this letter, the 2018 Special Meeting of Stockholders (the “Special Meeting”) of the Company will be held on July 30, 2018, at 10:00 a.m. New York time, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112.

Each holder of Series D Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series D Preferred Stock held by such holder are then convertible (subject to the 4.99% beneficial ownership limitations) with respect to the matters presented to the stockholders for their action or consideration at the Special Meeting. Holders of our common stock, Series C Preferred Stock and Series D Convertible Preferred Stock will vote together as a single class on all matters to be acted upon at the Special Meeting as described in the enclosed proxy statement.

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on June 5, 2018 (the “Record Date”). On the Record Date, 27 shares of Series D Preferred Stock were issued and outstanding, and after application of the beneficial ownership limitation pursuant to the terms of the Series D Preferred Stock as set forth in the certificate of designation for the Series D Preferred Stock, certain holders of Series D Preferred Stock are entitled to an aggregate of 34,316 votes on the proposals described in the proxy statement.

Please note that your appointment of Kenneth Londoner and Steve Chaussy, or either of them, as proxies, each with the power to appoint (his/her) substitute, and your authorization of them to represent and to vote, the shares as designated on the proxy card, as set forth on the enclosed proxy card, pertains solely to the votes equal to the number of whole shares of common stock into which your shares of Series D Preferred Stock are convertible (subject to the 4.99% beneficial ownership limitations) as of the Record Date.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
On June 20, 2018, the Company filed the proxy statement on Schedule 14A in connection with the solicitation of proxies for its 2018 Special Meeting of stockholders. The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2018 Special Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may also obtain a free copy of the proxy statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or access the proxy materials at www.proxyvote.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Sincerely,

/s/ Kenneth L. Londoner

Kenneth L. Londoner
Chief Executive Officer and Chairman

Enclosures:          proxy statement;
and proxy card

12424 Wilshire Blvd Suite 745 Los Angeles, CA 90025
www.biosigtech.com          info@biosigtech.com